Exhibit 10.48
EIGHTH AMENDMENT TO CREDIT AGREEMENT
     THIS EIGHTH AMENDMENT TO CREDIT AGREEMENT (this “Agreement”) is made as of July 23, 2008 between SUNRISE SENIOR LIVING, INC. a Delaware corporation (the “Company”), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and Letter of Credit Issuer (the “Administrative Agent”) for itself and certain additional lenders who are or shall be from time to time participating as lenders pursuant to the Credit Agreement as hereinafter defined (collectively with the Administrative Agent, the “Lenders”).
RECITALS
     A. The Lenders have made a Credit Facility available to the Company in the maximum principal sum at any one time outstanding of $250,000,000.
     B. The Credit Facility is governed by a Credit Agreement dated December 2, 2005 as amended by that certain First Amendment to Credit Agreement dated March 6, 2006, that certain Second Amendment to Credit Agreement dated January 31, 2007, that certain Third Amendment to Credit Agreement dated June 27, 2007, that certain Fourth Amendment to Credit Agreement dated September 17, 2007, that certain Fifth Amendment to Credit Agreement dated January 31, 2008 (the “Fifth Amendment”), that certain Sixth Amendment to Credit Agreement dated February 19, 2008 and that certain Seventh Amendment to Credit Agreement dated March 13, 2008 (as amended by this Agreement, and as further amended, modified, substituted, extended and renewed from time to time the “Credit Agreement”) by and between the Company and the Lenders.
     C. The Credit Facility is guaranteed by the Guarantors pursuant to the terms of the Credit Agreement.
     D. At the Company’s request, the Lenders have agreed to permanently reduce the maximum principal sum of the Credit Facility to $160,000,000. The Company and the Lenders have also agreed to (i) waive any defaults which have occurred under those certain financial covenants described in Section 7.14 of the Credit Agreement for the fiscal year ending December 31, 2007 and the fiscal quarters ending March 31, 2008, and June 30, 2008 and any defaults in certain financial covenants which may occur during the fiscal quarter ending September 30, 2008 and (ii) and make such other changes to the Credit Agreement as are more particularly set forth herein.
     E. As a condition precedent to the agreements referenced above, the Administrative Agent has required that this Agreement be executed and delivered to the Administrative Agent on behalf of the Lenders.
AGREEMENTS
     NOW, THEREFORE, in consideration of the premises, the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Lenders and the Administrative Agent hereby agree as follows:
     1. The above Recitals are a part of this Agreement. Unless otherwise expressly defined in this Agreement, terms defined in the Credit Agreement shall have the same meaning under this Agreement.
     2. The Company represents and warrants to the Lender as follows:
          (a) The Company has the power and authority to execute and deliver this Agreement and perform its obligations hereunder;
          (b) The Credit Agreement, as amended by this Agreement, and each of the other Loan Documents remains in full force and effect, and each constitutes the valid and legally binding obligation of Borrower, enforceable in accordance with its terms;
          (c) All of the Company’s representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct on and as of the date of the Company’s execution of this Agreement with the exception of representations and warranties regarding the form of financial statements described in Section 6.5 of the Credit Agreement; and
          (d) No Event of Default and no event which, with notice, lapse of time or both would constitute an Event of Default, has occurred and is continuing under the Credit Agreement or the other Loan Documents which has not been waived in writing by the Lender with the exception of the Events of Default pursuant to the financial covenants described in Section 7.14 of the Credit Agreement.
     2. The Credit Agreement is hereby amended as follows:
          (a) The maximum principal sum of the Credit Facility is hereby permanently reduced to $160,000,000. Pursuant thereto, the commitments and applicable percentages of the Lenders set forth on Schedule 2.1 of the Credit Agreement are hereby amended and restated as set forth on EXHIBIT A attached hereto.
          (b) The following defined terms are hereby added to Section 1.1 (Defined Terms):
     “Cash Equivalents” means any investment security issued by the United States Government and backed by the full faith and credit of the United States Government.
     “Required Liquidity” has the meaning set forth in section 7.14(a).
          (c) A new subsection (d) is hereby added to Section 7.14 (Financial Covenants) as follows:
     (d) Required Liquidity. The Borrower will maintain at all times, tested as of the end of each calendar month until the Borrower has
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complied with the Updated Reporting Requirements (as hereinafter defined) and is not otherwise in default under the Credit Facility liquidity of not less than $50,000,000 composed of availability under this Credit Facility plus up to not more than $50,000,000 in unrestricted Cash and unrestricted Cash Equivalents (the “Required Liquidity”). The Borrower shall provide a certificate of compliance with the Required Liquidity on or before fifteen (15) days after the end of each such calendar month. The face amounts of Letters of Credit outstanding hereunder and the Outstanding Amounts of the Loans will be deducted from the maximum availability under the Credit Facility for purposes of determining compliance with “Required Liquidity.” If, at any time the unrestricted Cash and unrestricted Cash Equivalents exceed $50,000,000, the Borrower shall be required to use such excess funds to reduce the Outstanding Amounts of the Loans. During such time as the Borrower is required to comply with the Required Liquidity covenant, the Borrower must also provide evidence of compliance with the Required Liquidity covenant with each delivery of a Committed Loan Notice in order to receive funding of a Committed Loan or issuance of a Letter of Credit.
     3. The Company hereby acknowledges and agrees that pursuant to the terms of Section 7.14 of the Credit Agreement the Company is required to comply with certain financial covenants more particularly described therein (the “Financial Covenants”). The Company, the Administrative Agent and the Lenders hereby agree to waive compliance with the Financial Covenants for the fiscal year ending December 31, 2007 and the fiscal quarters ending March 31, 2008 and June 30, 2008. Additionally, the Company hereby acknowledges and agrees that the Company is not expected to be in compliance with the Leverage Ratio and the Fixed Charge Coverage Ratio for the fiscal quarter September 30, 2008. The Company, Administrative Agent and the Lenders hereby agree to waive compliance with subsections 7.14(b) (Leverage Ratio) and 7.14(c) (Fixed Charge Coverage Ratio) for the fiscal quarter ending September 30, 2008.
     4. Anything to the contrary set forth in Section 8.6 of the Credit Agreement notwithstanding, the Borrower shall not declare or make directly or indirectly any Restricted Payment in the form of a stock repurchase or payment of a cash dividend or incur any obligation (contingent or otherwise) to do so; provided, however, share repurchases shall be permitted only to the extent the Company is repurchasing shares from current or former employees or directors for tax withholdings purposes with respect to outstanding restricted stock and option awards. The Administrative Agent and the Lenders hereby agree that the limitations on stock repurchases and issuance of dividends shall remain in effect until such time as the Company has delivered evidence satisfactory to Administrative Agent, in Administrative Agent’s sole discretion, that the Company has timely filed with the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange (“NYSE”) its Form 10(k) financial statement for its fiscal year ending December 31, 2008, is in compliance with all Financial Covenants for the fiscal quarter ending December 31, 2008 and has timely delivered to Administrative Agent a copy of such annual financial report and its Compliance Certificate demonstrating to the satisfaction of the Administrative Agent in its sole discretion that the Company is in compliance with all Financial Covenants for the fiscal quarter ending December 31, 2008 (collectively, the “Updated Reporting Requirements”) and is not otherwise in default under the Credit Agreement.
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     5. Pursuant to the terms of Section 12 of the Fifth Amendment, the Company, the Administrative Agent and the Lenders agreed that effective as of February 1, 2008, until the end of the Interest Period in which the Administrative Agent acknowledges in writing satisfaction of certain conditions set forth in the Fifth Amendment and notwithstanding anything in the Credit Agreement to the contrary, the Applicable Rate shall be as follows: (a) the Eurodollar Rate Loans Margin shall be 275 basis points and (b) the Base Rate Loans Margin shall be 125 basis points (the “Increased Applicable Rate”). In addition, the Company, the Administrative Agent and the Lenders hereby agree that the Increased Applicable Rate shall continue to apply until the end of the Interest Period in which the Company has complied with the Updated Filing Requirements and is not otherwise in default under the Credit Facility.
     6. The Company, the Administrative Agent and the Lenders hereby agree that the Company shall pay to the Administrative Agent for the account of each Lender that executes and delivers this Agreement in compliance with the Administrative Agent’s instructions, in accordance with its Applicable Percentage, a fee equal to twenty-five (25) basis points, based upon the reduced maximum principal sum of $160,000,000.
     7. Except as specifically set forth herein, the terms, provisions and covenants of the Credit Agreement, including, but not limited to, all financial covenants and definitions related thereto, are hereby ratified and confirmed and remain in full force and effect.
     8. This Agreement may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute but one and the same instrument.
     9. By their signatures below, the Guarantors consent to the transactions contemplated by and the agreements made by the Company under this Agreement and ratify, confirm and reissue their guaranty as set forth in the Credit Agreement.
[SIGNATURES APPEAR ON FOLLOWING PAGES]
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EXHIBIT A
SCHEDULE 2.1
COMMITMENTS
AND APPLICABLE PERCENTAGES

		Applicable
Lender	Commitment	Percentage

Bank of America, N.A. (in its own right and As successor to Lasalle Bank National Association	$59,200,000	37.000000000%

Wachovia Bank, National Association	$30,400,000	19.000000000%

HSBC Bank USA, N.A.	$16,000,000	10.000000000%

Manufacturers and Traders Trust Company (in its own right and as successor to First Horizon Bank, a division of First Tennessee Bank, N.A.)	$22,400,000	14.000000000%

PNC Bank, National Association in its own right and as successor to Farmers & Mechanics Bank	$22,400,000	14.0000000000%

Chevy Chase Bank, F.S.B.	$9,600,000	6.000000000%

Total	$160,000,000	100.000000000%
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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered under seal by their duly authorized representatives as of the date and year first written above.

COMPANY:

SUNRISE SENIOR LIVING, INC.

By:	/s/ Richard J. Nadeau Name: Richard J. Nadeau	(Seal)
Title: Chief Financial Officer

GUARANTORS:

SUNRISE SENIOR LIVING MANAGEMENT, INC.

By:	/s/ Lisa Mayr	(Seal)

Name: Lisa Mayr
Title: Vice President

SUNRISE SENIOR LIVING INVESTMENTS, INC.

By:	/s/ Lisa Mayr	(Seal)

Name: Lisa Mayr
Title: Vice President

SUNRISE DEVELOPMENT, INC.

By:	/s/ Lisa Mayr	(Seal)

Name: Lisa Mayr
Title: Vice President

SUNRISE SENIOR LIVING SERVICES, INC.

By:	/s/ Lisa Mayr	(Seal)

Name: Lisa Mayr
Title: Vice President
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BANK OF AMERICA, N.A., as
Administrative Agent

By:	/s/ Kristine Thennes Name: Kristine Thennes	(Seal)
Title: Vice President
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BANK OF AMERICA, N.A., as a Lender, L/C Issuer and
Swing Line Lender in its own right and as successor by
merger to Lasalle Bank National Association

By:	/s/ Barbara P. Levy Barbara P. Levy	(Seal)
Senior Vice President
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WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Frank S. Kaulback III
Frank S. Kaulback III
Senior Vice President

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HSBC BANK USA, N.A., as a Lender
By:	/s/ John P. Northington
John P. Northington
Vice President

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MANUFACTURERS AND TRADERS TRUST COMPANY, as a Lender in its own right and as successor by merger to First Horizon Bank, formerly a division of First Tennessee Bank, N.A.
By:	/s/ Sharon P. O’Brien
Sharon P. O’Brien
Vice President

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CHEVY CHASE BANK, F.S.B., as a Lender
By:	/s/ Ellen-Elizabeth B. Lee
Ellen-Elizabeth B. Lee
Assistant Vice President

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PNC BANK, NATIONAL ASSOCIATION, as a Lender, in its own right and as successor by merger to Farmers & Mechanics Bank
By:	/s/ Michael J. Elehwany
Michael J. Elehwany
Vice President

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